Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 333-137844, 333-134638, 333-111725, 333-109693, 333-12542 and 333-177591 and on Form F-3 Nos. 333-183961 and 333-193898 of Flamel Technologies S.A., of our report dated April 30, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Lyon, France, April 30, 2015

PricewaterhouseCoopers Audit

Represented by
/s/ Nicolas Brunetaud
Nicolas Brunetaud (signed)